EXHIBIT 5.1

Perkins Coie LLP
1120 NW Couch Ave, 10th floor
Portland, OR  97209
PHONE:  503-727-2000
FAX:  503-727-2222
www.perkinscoie.com

September 2, 2005

Digimarc Corporation
9405 SW Gemini Dr.
Beaverton, Oregon 97008

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to 2,160,273 shares of Common Stock, $0.001 par value per share (the “Shares”), of which up to 250,000 shares may be issued pursuant to the Digimarc Corporation 1999 Employee Stock Purchase Plan, as amended, and up to 1,910,273 shares may be issued pursuant to the Digimarc Corporation Restated 1999 Stock Incentive Plan (together, the “Plans”).

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.  In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued by the Company pursuant to the Plans, upon the due execution by the Company of any certificates representing the Shares, the registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of the applicable Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP